UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2008

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3600 West Lake Avenue, Glenview, IL	60026-1215

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 847-724-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On May 8, 2008 Illinois Tool Works Inc. (the “Company” or “ITW”) entered into an Implementation Agreement with Enodis plc (“Enodis”), a company registered in England and Wales. Pursuant to the Implementation Agreement, ITW issued an announcement (the “Rule 2.5 Announcement”) pursuant to Rule 2.5 of the City Code on Takeovers and Mergers (the “City Code”) disclosing that ITW and Enodis had agreed on the terms of a recommended cash offer (the “Offer”) to be made by FNI Limited, a wholly owned subsidiary of ITW, for the acquisition of all of the issued and to be issued ordinary share capital of Enodis, for cash of 280 pence per share and the payment of a 2 pence per ordinary share dividend by Enodis in lieu of an interim dividend for the fiscal year ending September 30, 2008. The Offer values Enodis’ issued and to be issued share capital at approximately $2.1 billion (based upon the current exchange rate). The Offer is conditional, among other things, on ITW obtaining certain competition and anti-trust clearances including the EU and US anti-trust authorities. The transaction is expected to close in August 2008.
Both parties intend the Offer will be implemented by way of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the Companies Act 2006 involving a Capital Reduction under section 135 of the Companies Act 1985 (the “Capital Reduction”). The Offer will be put to the Enodis Shareholders at a meeting of the Enodis shareholders convened pursuant to an order of the High Court of Justice in England and Wales (the “Court Meeting”) and at a general meeting of the Enodis shareholders in connection with the Scheme (the “General Meeting”). In order to become effective, the Scheme must be approved by a majority in number of the holders of Scheme Shares (or any relevant class or classes thereof), present and voting either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting) representing three-fourths or more in value of the Scheme Shares voted by those Scheme Shareholders. In addition, a special resolution implementing the Scheme and approving the associated Capital Reduction and certain consequential amendments to Enodis articles of association must be passed by shareholders representing not less than three-fourths of the votes cast at the General Meeting. Implementation of the Scheme and confirmation of the Capital Reduction will also require the sanction of the High Court of Justice in England and Wales.
ITW has obtained committed funds to finance the Offer by means of a credit agreement entered into on May 8, 2008. For a description of the credit agreement, see Item 2.03 below.
The foregoing summary of the Implementation Agreement and Rule 2.5 Announcement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Implementation Agreement and Rule 2.5 Announcement attached as Exhibit 2.1 and 2.2, respectively, to this Current Report on Form 8-K which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On May 8, 2008, ITW entered into a £1,350,000,000 (approximately $2,650,000,000) credit agreement (the “Credit Agreement”) with UBS AG, Stamford Branch. The Credit Agreement has a term of 364 days. The Company can make multiple drawings up to the aggregate commitment. The unpaid obligations become due on May 7, 2009. Advances may be taken in different currencies. Any loans made under the Credit Agreement will bear interest at short term market interest rates.
The Company will be obligated to pay various commitment fees at various dates per the Credit Agreement. The Company is also obligated to pay certain other fees and expenses to the lender, and to permit the lender to make certain adjustments in the pricing and other terms of the facilities under certain circumstances as provided in the Credit Agreement. The Company will have to provide the lender with certain financial information and other data during the term of the Credit Agreement.
The foregoing summary of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Implementation Agreement, Rule 2.5 Announcement and Credit Agreement have been attached as exhibits to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company or Enodis. The representations, warranties and covenants contained in the Implementation Agreement and Credit Agreement were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Implementation Agreement and the Credit Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Enodis, or any of their respective subsidiaries or affiliates. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreements or a prior, specified date, and (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Company’s or Enodis’ public disclosures.

Item 7.01.	Regulation FD Disclosure
On May 8, 2008, ITW held an investor conference call in connection with the Offer and the other transactions described herein. The Company is furnishing copies of the press released issued on May 8, 2008 as Exhibit 99.1 hereto and the slides that were referenced in the call as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
(2.1)	Implementation Agreement, dated May 8, 2008, by and between Illinois Tool Works Inc. and Enodis plc.

(2.2)	Rule 2.5 Announcement.

(4.1)	Credit Agreement, dated as of May 8, 2008, by and among Illinois Tool Works Inc. the subsidiary borrowers named therein, UBS AG, Stamford Branch London as the Administrative Agent and UBS Securities LLC as the Arranger, Sole Book Running Manager, Documentation Agent and Syndication Agent.

(99.1)	Press release dated May 8, 2008 (furnished pursuant to Item 7.01).

(99.2)	Slide presentation dated May 8, 2008 (furnished pursuant to Item 7.01).

Forward Looking Statements
This announcement includes ‘forward-looking statements’ intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of ITW and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein include statements about the expected effects on ITW of the proposed acquisition of Enodis, the expected timing and conditions precedent relating to the proposed acquisition of Enodis, anticipated earnings enhancements and other strategic options and all other statements in this presentation other than statements of historical fact. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.
There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to the proposed acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to integrate successfully Enodis within ITW; and changes in anticipated costs related to the acquisition of Enodis. Additional factors that could cause actual results and developments to differ materially include, among others, unanticipated changes in revenue, margins, costs, and capital expenditures; issues associated with new product introductions; foreign currency fluctuations; increased raw material prices; unexpected issues associated with the availability of local suppliers and skilled labor; the risks associated with growth; geographic factors and political and economic risks; actions of ITW competitors; changes in economic or industry conditions generally or in the markets served by ITW and Enodis; the state of financial and credit markets; unanticipated issues associated with refresh/renovation plans by national restaurant accounts; efficiencies and capacity utilization of facilities; issues related to new facilities and expansion of existing facilities; work stoppages, labor negotiations, and labor rates; government approval and funding of projects; the ability of customers to receive financing; and the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.
Information on the potential factors that could affect ITW is also included in its filings with the Securities and Exchange Commission, including, but not limited to, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. ITW undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made.
No Offer or Solicitation
This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.
Dated: May 12, 2008	By:	/s/ Ronald D. Kropp
Ronald D. Kropp
Senior Vice President & Chief Financial Officer (Principal Accounting Officer)